Exhibit 99.1
Corporate Communications Department
NEWS Release

Textron Reports Second Quarter 2021 Results; Raises Full Year EPS and Cash Guidance

•EPS from continuing operations of $0.81
•Net cash from operating activities of $572 million
•Aviation backlog $2.7 billion at quarter-end, up $689 million in the quarter
•Full-year adjusted EPS outlook raised to a range of $3.00 to $3.20
•Full year cash flow guidance raised to a range of $800 million to $900 million

Providence, Rhode Island – July 29, 2021 – Textron Inc. (NYSE: TXT) today reported second quarter 2021 income from continuing operations of $0.81 per share. Adjusted net income, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was also $0.81 per share for the second quarter of 2021, compared to $0.13 per share in the second quarter of 2020.

“In the quarter, we saw higher revenues across all our manufacturing segments, good execution with solid margin performance at Systems, Bell and Aviation, and strong cash generation,” said Textron Chairman and CEO Scott C. Donnelly.

Cash Flow

Net cash provided by operating activities of continuing operations of the manufacturing group for the second quarter was $572 million, compared to $245 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $509 million compared to $215 million last year.

In the quarter, Textron returned $196 million to shareholders through share repurchases.

Outlook

Textron now expects 2021 earnings per share from continuing operations to be in a range of $2.97 to $3.21, or $3.00 to $3.20 on an adjusted basis, up $0.20 from our previous outlook. Textron also expects cash flow from continuing operations of the manufacturing group before pension contributions to be in a range of $800 million to $900 million, up $200 million, with planned pension contributions of about $50 million.

Donnelly continued, “As the economy strengthens, our outlook reflects continued growth in business aviation, improving execution on new programs at Systems, ongoing investments in Future Vertical Lift at Bell and strong retail demand in our end-markets at Industrial."

Second Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.2 billion were up $414 million from the second quarter of 2020, largely due to higher Citation jet volume of $174 million, aftermarket volume of $98 million and commercial turboprop volume of $75 million.

Textron Aviation delivered 44 jets, up from 23 last year, and 33 commercial turboprops, up from 15 last year.

Segment profit was $96 million in the second quarter, up $162 million from a year ago, due to the higher volume and mix of $117 million, a favorable impact from performance of $34 million and favorable pricing, net of inflation of $11 million.

Textron Aviation backlog at the end of the second quarter was $2.7 billion.

Bell

Bell revenues were $891 million, up $69 million from last year, on higher commercial revenues of $99 million, partially offset by lower military revenues.

Bell delivered 47 commercial helicopters in the quarter, up from 27 last year.

Segment profit of $110 million was down $8 million, primarily due to higher research and development costs in the quarter, largely related to the future vertical lift programs.

Bell backlog at the end of the second quarter was $4.8 billion.

Textron Systems

Revenues at Textron Systems were $333 million, up $7 million from last year's second quarter.

Segment profit of $48 million was up $11 million from a year ago, largely due to a favorable impact from performance.

Textron Systems’ backlog at the end of the second quarter was $2.3 billion.

Industrial

Industrial revenues were $794 million, up $232 million from last year, with $169 million from Fuel Systems and Functional Components and $63 million from Specialized Vehicles, largely reflecting higher volume and mix.

Segment profit of $32 million was up $43 million from the second quarter of 2020, primarily due to the higher volume and mix at each of the businesses.

Finance

Finance segment revenues were $12 million, and profit was $3 million.

Conference Call Information

Textron will host its conference call today, July 29, 2021 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 721-7241 in the U.S. or (409) 207-6955 outside of the U.S.; Access Code: 4252363.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, July 29, 2021 by dialing (402) 970-0847; Access Code: 9928221.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; and risks and uncertainties related to the impact of the COVID-19 pandemic on our business and operations.

Investor Contacts:
Eric Salander – 401-457-2288
Cameron Vollmuth – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income (Loss)
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
REVENUES
MANUFACTURING:
Textron Aviation	$1,161	$747	$2,026	$1,619
Bell	891	822	1,737	1,645
Textron Systems	333	326	661	654
Industrial	794	562	1,619	1,302
	3,179	2,457	6,043	5,220
FINANCE	12	15	27	29
Total Revenues	$3,191	$2,472	$6,070	$5,249

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$96	$(66)	$143	$(63)
Bell	110	118	215	233
Textron Systems	48	37	99	63
Industrial	32	(11)	79	(2)
	286	78	536	231
FINANCE	3	4	9	7
Segment Profit	289	82	545	238

Corporate expenses and other, net	(37)	(30)	(77)	(44)
Interest expense, net for Manufacturing group	(32)	(37)	(67)	(71)
Special charges (a)	(4)	(78)	(10)	(117)
Gain on business disposition (b)	2	—	17	—
Inventory charge (c)	—	(55)	—	(55)
Income (loss) from continuing operations before income taxes	218	(118)	408	(49)
Income tax (expense) benefit	(34)	26	(53)	7
Income (loss) from continuing operations	$184	$(92)	$355	$(42)
Discontinued operations, net of income taxes	(1)	—	(1)	—
Net Income (Loss)	$183	$(92)	$354	$(42)

Earnings (Loss) Per Share:
Income (loss) from continuing operations	$0.81	$(0.40)	$1.56	$(0.18)
Discontinued operations, net of income taxes	(0.01)	—	(0.01)	—
Earnings (Loss) Per Share	$0.80	$(0.40)	$1.55	$(0.18)

Diluted average shares outstanding (d)	228,446,000	228,247,000	228,296,000	228,279,000

Income (Loss) from continuing operations and Diluted Earnings (Loss) Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Income (Loss) from continuing operations - GAAP	$184	$(92)	$355	$(42)
Add: Special charges, net of tax (a)	3	67	7	97
Inventory charge, net of tax (c)	—	55	—	55
Less: Gain on business disposition, net of tax (b)	(2)	—	(17)	—
Adjusted Income from Continuing Operations - Non-GAAP (e)	$185	$30	$345	$110

Earnings Per Share:
Income (Loss) from continuing operations - GAAP	$0.81	$(0.40)	$1.56	$(0.18)
Add: Special charges, net of tax (a)	0.01	0.29	0.03	0.42
Inventory charge, net of tax (c)	—	0.24	—	0.24
Less: Gain on business disposition, net of tax (b)	(0.01)	—	(0.08)	—
Adjusted Income from Continuing Operations - Non-GAAP (e)	$0.81	$0.13	$1.51	$0.48

(a)In the second quarter of 2020, we initiated a restructuring plan to reduce operating expenses through headcount reductions, facility consolidations and other actions in response to the economic challenges and uncertainty resulting from the COVID-19 pandemic. The restructuring plan primarily impacted the TRU Simulation + Training business within the Textron Systems segment and the Industrial and Textron Aviation segments. In connection with this plan, we incurred special charges of $4 million and $10 million for the three and six months ended July 3, 2021, respectively, and $78 million for both the three and six months ended July 4, 2020. Special charges for the six months ended July 4, 2020 also included the impairment of indefinite-lived trade name intangible assets totaling $39 million, primarily in the Textron Aviation segment.
(b)On January 25, 2021, we completed the sale of TRU Simulation + Training Canada Inc. which resulted in an after-tax gain of $17 million.
(c)In connection with the restructuring plan described above, we ceased manufacturing at TRU's facility in Montreal, Canada, resulting in the production suspension of our commercial air transport simulators. As a result of this action and market conditions, we recorded a $55 million charge in the second quarter of 2020 to write-down the related inventory to its net realizable value.
(d)For the three and six months ended July 3, 2021, fully dilutive shares were used to calculate EPS. For the three and six months ended July 4, 2020, the diluted average shares used to calculated EPS on a GAAP basis excluded potential common shares (stock options and restricted stock units), due to their antidilutive effect resulting from the net loss.
(e)Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

Textron Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	July 3, 2021	January 2, 2021
Assets
Cash and equivalents	$1,995	$2,146
Accounts receivable, net	822	787
Inventories	3,664	3,513
Other current assets	874	950
Net property, plant and equipment	2,488	2,516
Goodwill	2,155	2,157
Other assets	2,456	2,436
Finance group assets	925	938
Total Assets	$15,379	$15,443

Liabilities and Shareholders' Equity
Current portion of long-term debt	$7	$509
Accounts payable	965	776
Other current liabilities	2,035	1,985
Other liabilities	2,327	2,357
Long-term debt	3,182	3,198
Finance group liabilities	762	773
Total Liabilities	9,278	9,598

Total Shareholders' Equity	6,101	5,845
Total Liabilities and Shareholders' Equity	$15,379	$15,443

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Cash Flows from Operating Activities:
Income (loss) from continuing operations	$181	$(95)	$358	$(47)
Depreciation and amortization	95	97	183	186
Gain on business disposition	(2)	—	(17)	—
Deferred income taxes and income taxes receivable/payable	30	(49)	18	(40)
Asset impairments and TRU inventory charge	3	71	6	110
Pension, net	(19)	(3)	(42)	(8)
Changes in assets and liabilities:
Accounts receivable, net	65	110	(38)	157
Inventories	16	124	(162)	(244)
Accounts payable	(71)	(351)	188	(400)
Other, net	274	341	185	138
Net cash from operating activities	572	245	679	(148)
Cash Flows from Investing Activities:
Capital expenditures	(75)	(46)	(128)	(96)
Net proceeds from business disposition	(1)	—	38	—
Net proceeds from corporate-owned life insurance policies	—	15	—	17
Proceeds from the sale of property, plant and equipment	—	4	—	5
Other investing activities, net	—	(2)	—	(11)
Net cash from investing activities	(76)	(29)	(90)	(85)
Cash Flows from Financing Activities:
Increase (decrease) in short-term debt	—	(104)	—	499
Net proceeds from long-term debt	—	(1)	—	642
Principal payments on long-term debt and nonrecourse debt	(252)	(187)	(519)	(194)
Proceeds from borrowings against corporate-owned life insurance policies	—	—	—	377
Payment on borrowings against corporate-owned life insurance policies	—	(15)	—	(15)
Purchases of Textron common stock	(196)	—	(287)	(54)
Dividends paid	(4)	(4)	(9)	(9)
Other financing activities, net	51	1	75	(8)
Net cash from financing activities	(401)	(310)	(740)	1,238
Total cash flows from continuing operations	95	(94)	(151)	1,005
Total cash flows from discontinued operations	(1)	1	(1)	—
Effect of exchange rate changes on cash and equivalents	4	6	1	(10)
Net Change in Cash and Equivalents	98	(87)	(151)	995
Cash and Equivalents at Beginning of Period	1,897	2,263	2,146	1,181
Cash and Equivalents at End of Period	$1,995	$2,176	$1,995	$2,176

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Net Cash from Operating Activities - GAAP	$572	$245	$679	$(148)
Less: Capital expenditures	(75)	(46)	(128)	(96)
Plus: Total pension contributions	12	12	29	24
Proceeds from the sale of property, plant and equipment	—	4	—	5
Manufacturing Cash Flow Before Pension Contributions - Non-GAAP (a)	$509	$215	$580	$(215)
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Cash Flows from Operating Activities:
Income (loss) from continuing operations	$184	$(92)	$355	$(42)
Depreciation and amortization	98	98	188	188
Gain on business disposition	(2)	—	(17)	—
Deferred income taxes and income taxes receivable/payable	24	(48)	24	(38)
Asset impairments and TRU inventory charge	3	71	6	110
Pension, net	(19)	(3)	(42)	(8)
Changes in assets and liabilities:
Accounts receivable, net	65	110	(38)	157
Inventories	16	124	(162)	(244)
Accounts payable	(71)	(351)	188	(400)
Captive finance receivables, net	20	(14)	89	(14)
Other, net	274	347	182	139
Net cash from operating activities	592	242	773	(152)
Cash Flows from Investing Activities:
Capital expenditures	(75)	(46)	(128)	(96)
Net proceeds from business disposition	(1)	—	38	—
Finance receivables repaid	6	7	19	20
Net proceeds from corporate-owned life insurance policies	—	15	—	17
Proceeds from sale of property, plant and equipment	—	4	—	5
Other investing activities, net	—	(1)	6	(10)
Net cash from investing activities	(70)	(21)	(65)	(64)
Cash Flows from Financing Activities:
Increase (decrease) in short-term debt	—	(104)	—	499
Net proceeds from long-term debt	—	(1)	—	642
Principal payments on long-term debt and nonrecourse debt	(266)	(205)	(553)	(229)
Proceeds from borrowings against corporate-owned life insurance policies	—	—	—	377
Payment on borrowings against corporate-owned life insurance policies	—	(15)	—	(15)
Purchases of Textron common stock	(196)	—	(287)	(54)
Dividends paid	(4)	(4)	(9)	(9)
Other financing activities, net	51	1	75	4
Net cash from financing activities	(415)	(328)	(774)	1,215
Total cash flows from continuing operations	107	(107)	(66)	999
Total cash flows from discontinued operations	(1)	1	(1)	—
Effect of exchange rate changes on cash and equivalents	4	6	1	(10)
Net Change in Cash and Equivalents	110	(100)	(66)	989
Cash and Equivalents at Beginning of Period	2,078	2,446	2,254	1,357
Cash and Equivalents at End of Period	$2,188	$2,346	$2,188	$2,346

TEXTRON INC.
Non-GAAP Financial Measures
(Dollars in millions, except per share amounts)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share exclude special charges, net of tax. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations. In addition, we have excluded certain impacts of the enterprise-wide restructuring plan on TRU Simulation + Training Canada Inc. (TRU Canada) that are not included within special charges, but are of a non-recurring nature and are not indicative of ongoing operations. At TRU Canada, an inventory charge is excluded as it relates to the write-down of inventory in connection with an action taken under the restructuring plan. Due to the substantial decline in demand and order cancellations for flight simulators resulting from the impact of the pandemic on the commercial air transportation business, we ceased manufacturing at TRU Canada’s Montreal facility, resulting in the production suspension of its commercial air transport simulators. As a result of this action and market conditions, the related inventory was written down to its net realizable value in the second quarter of 2020. In the first quarter of 2021, TRU Canada was sold and the after-tax gain is excluded as it was incurred in connection with the enterprise-wide restructuring plan.

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Income (Loss) from continuing operations - GAAP	$184	$(92)	$355	$(42)
Add: Special charges, net of tax	3	67	7	97
Inventory charge, net of tax	—	55	—	55
Less: Gain on disposition, net of tax	(2)	—	(17)	—
Adjusted Net Income - Non-GAAP	$185	$30	$345	$110

Earnings Per Share:
Income (Loss) from continuing operations - GAAP	$0.81	$(0.40)	$1.56	$(0.18)
Add: Special charges, net of tax	0.01	0.29	0.03	0.42
Inventory charge, net of tax	—	0.24	—	0.24
Less: Gain on disposition, net of tax	(0.01)	—	(0.08)	—
Adjusted Net Income - Non-GAAP	$0.81	$0.13	$1.51	$0.48

	2021 Outlook
				Diluted EPS
Net Income - GAAP	$677	—	$732	$2.97	—	$3.21
Add: Special charges, net of tax (a)	25	—	15	0.11	—	0.07
Less: Gain on disposition, net of tax (b)	(17)	—	(17)	(0.08)	—	(0.08)
Adjusted Net Income - Non-GAAP	$685	—	$730	$3.00	—	$3.20

(a)Special charges, net of tax includes costs we expect to incur in connection with the restructuring plan initiated in 2020.
(b)Gain on disposition, net of tax includes the gain on the sale of TRU Canada.

TEXTRON INC.
Non-GAAP Financial Measures (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Six Months Ended
	July 3, 2021	July 4, 2020	July 3, 2021	July 4, 2020
Net Cash from Operating Activities - GAAP	$572	$245	$679	$(148)
Less: Capital expenditures	(75)	(46)	(128)	(96)
Plus: Total pension contributions	12	12	29	24
Proceeds from the sale of property, plant and equipment	—	4	—	5
Manufacturing Cash Flow Before Pension Contributions - Non-GAAP	$509	$215	$580	$(215)

	2021 Outlook
Net Cash from Operating Activities - GAAP	$1,150	—	$1,250
Less: Capital expenditures		(400)
Plus: Total pension contributions		50
Manufacturing Cash Flow Before Pension Contributions - Non-GAAP	$800	—	$900